EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Duke Realty Corporation:

We consent to the incorporation by reference in the registration statements No. 333-136173, No. 333-140796, No. 333-128132, No. 333-62381, No. 333-66919, No. 333-26833, No. 333-82063, No. 333-44858, No. 333-51344, No. 333-108556, No. 333-120492 and No. 333-70678 on Form S-3, No. 333-77645 on Form S-4 and No. 333-124364, No. 333-82061, No. 333-35162, No. 333-42513, No. 333-113907 and No. 333-128133 on Form S-8 of Duke Realty Corporation of our reports dated February 28, 2007, relating to the consolidated balance sheets of Duke Realty Corporation and Subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, cash flows, and shareholders’ equity for each of the years in the three-year period ended December 31, 2006, and the related financial statement schedule III,  management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 annual report on Form 10-K of Duke Realty Corporation.

/s/ KPMG LLP

Indianapolis, Indiana
February 28, 2007